Exhibit 99.1

Gambro Healthcare US

Unaudited Combined Condensed Interim Financial Statements

Gambro Healthcare US

Combined Condensed Statements of Income

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2005	2004
Net revenue	$998,586	$977,119
Operating costs and expenses
Patient care costs	720,622	703,150
General and administrative expenses	79,562	76,433
Provision for doubtful accounts	37,383	45,445
Depreciation and amortization	37,755	37,096
Settlement with US government and related charges (Notes 4 and 7)	4,675
Other (income) expenses, net	(430)	(484)

Total operating costs and expenses	879,567	861,640

Income from operations	119,019	115,479
Related party interest expense, net (due to Parent)	30,661	16,159
Interest expense, net	191	126

Income before income taxes and minority interest	88,167	99,194
Provision for income taxes	37,368	39,816
Minority interest, net of taxes	1,416	3,127

Net income	$49,383	$56,251

See notes to combined condensed financial statements.

Gambro Healthcare US

Combined Condensed Balance Sheet

(unaudited)

(dollars in thousands)

June 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$13,315
Accounts receivable, less allowance of $72,082	326,297
Inventories	55,052
Prepaid expenses and other current assets	43,698
Deferred income taxes	39,918

Total current assets	478,280
Property and equipment, net	280,855
Intangible assets, net	10,962
Goodwill, net	1,483,114
Other long-term assets	23,478

Total assets	$2,276,689

LIABILITIES AND INVESTMENT BY PARENT
Current liabilities
Accounts payable	$55,420
Accrued compensation	69,202
Due to third-party payors	65,761
Accrued expenses and other current liabilities	109,123

Total current liabilities	299,506
Long-term debt external	147
Due to parent	1,262,972
Deferred income taxes	26,990
Commitments and contingencies (See Note 4)
Minority interest	13,402
Investment by Parent	673,672

Total liabilities and investment by parent	$2,276,689

See notes to combined condensed financial statements.

Gambro Healthcare US

Combined Condensed Statements of Investment by Parent

(unaudited)

(dollars in thousands)

Investment by Parent
Balance at December 31, 2003	$798,262
Net loss	(181,728)

Balance at December 31, 2004	616,534
Net income	49,383
Equity infusion from parent	7,755

Balance at June 30, 2005	$673,672

See notes to combined condensed financial statements.

Gambro Healthcare US

Combined Condensed Statements of Cash Flows

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	$49,383	$56,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,755	37,096
Loss (gain) on sale of assets	192	(594)
Income applicable to minority interest	1,479	5,118
Deferred income tax expense	6,272	2,894
Provision for uncollectible accounts	37,383	45,445
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(36,456)	(35,934)
Inventories	(212)	(9,995)
Prepaid expenses and other current assets	1,078	(7,258)
Accounts payable	(4,391)	1,417
Accrued compensation	(7,656)	(1,042)
Due to third-party payors	(3,265)	8,992
Accrued expenses and other current liabilities	3,487	14,290

Net cash provided by operating activities	85,049	116,680

Cash flows from investing activities:
Proceeds from sale of property and equipment	248	699
Purchases of property and equipment	(25,238)	(18,756)
Purchases of software and intangible assets	(2,479)	(6,029)
Cash paid for acquisitions, net of cash acquired		(798)
(Increase) decrease in other assets	1,686	(5,681)

Net cash used in investing activities	(25,783)	(30,565)

Cash flows from financing activities:
Net payments under line of credit with Parent	(76,990)	(84,246)
Equity infusion from parent company	7,755
Proceeds from issuance of long-term debt		(145)
Contributions from (distributions to) minority shareholders	538	(3,706)

Net cash used in financing activities	(68,697)	(88,097)

Net decrease in cash and cash equivalents	(9,431)	(1,982)
Cash and cash equivalents, at beginning of period	22,746	7,396

Cash and cash equivalents, at end of period	$13,315	$5,414

See notes to combined condensed financial statements.

Gambro Healthcare US

Notes to Combined Condensed Financial Statements

(unaudited)

(dollars in thousands)

Unless otherwise indicated in these notes to combined condensed financial statements “the Company”, “we”, “us”, “our” and similar terms refer to Gambro Healthcare US.

1. Condensed combined interim financial statements

The condensed consolidated interim financial statements included in this report are prepared by the Company without audit in accordance with U.S. generally accepted accounting principles. In the opinion of the Company’s management, all adjustments consisting only of normal recurring items necessary for a fair presentation of the results of operations are reflected in these consolidated interim financial statements. All significant intercompany accounts and transactions have been eliminated. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. The most significant estimates and assumptions underlying these financial statements and accompanying notes generally involve revenue recognition and provisions for uncollectible accounts, impairments and valuation adjustments, accounting for income taxes and variable compensation accruals. The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the operating results for the full year. The consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended December 31, 2004. Gambro Healthcare, Inc. was a wholly-owned subsidiary of Gambro, Inc. (the “Parent”).

2. Long-term Debt and Due to Parent

Long-term debt consists of the following:

June 30, 2005
Due to Parent	$1,262,972
Acquisition obligations	147

1,263,119
Less current portion	—

$1,263,119

Due to Parent

The Company entered into a revolving line of credit agreement with its Parent that is used to fund development expenditure, capital expenditure and working capital needs in the amount of $1,500,000 as amended effective November 15, 2004. The agreement expires on January 31, 2013. The agreement requires repayment of debt when the Company generates net positive cash flows, and allows the Company to re-borrow at any time any unutilized amounts. Through September 30, 2004 the variable interest rate was determined based on the Parent’s variable interest rates on its debt portfolio. On September 30, 2004 the agreement was amended to determine interest based on the twelve-month LIBOR rate plus 1%. The Company’s average interest rate under the line of credit was 4.7% for the six months ended June 30, 2005 and 2.9% for the six months ended June 30, 2004. The Due to Parent note balance was paid in full by DaVita Inc. as part of the acquisition of Gambro Healthcare, Inc. on October 5, 2005, see Note 8.

Because repayment requirements under the line of credit are triggered only when positive cash flows are generated, there are no scheduled current maturities related to this feature under the terms of the agreement.

Acquisition Obligations

In connection with the acquisition of clinics or interests in joint ventures, the Company from time to time executes promissory notes with sellers agreeing to pay a portion of the purchase price over time. The obligations outstanding at June 30, 2005 accrues interest at prime plus 1% per annum.

3. New Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123R, Share-Based Payment, that amends FASB Statements No. 123 and 95, and supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees. This statement requires a company to measure the cost of employee services received in exchange for an award of equity instruments, such as stock options, based on the grant-date fair value of the award and to recognize such cost over the requisite period during

Gambro Healthcare US

Notes to Combined Condensed Financial Statements – (continued)

(unaudited)

(dollars in thousands)

which an employee provides service. The grant-date fair value will be determined using option-pricing models adjusted for unique characteristics of the equity instruments. The statement also addresses the accounting for transactions in which a company incurs liabilities in exchange for goods or services that are based on the fair value of the Company’s equity instruments or that may be settled through the issuance of such equity instruments. The statement does not change the accounting for transactions in which a company issues equity instruments for services to non-employees or the accounting for employee stock ownership plans. This statement is effective beginning in the first quarter of 2006, and requires compensation costs to be recognized on outstanding awards for which the requisite service has not yet been rendered. The Company is currently evaluating the transition alternatives and cannot project the impact of this pronouncement on future results.

4. Commitments and Contingencies

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to varying interpretation. Management believes that it is in compliance in all material respects with all applicable laws and regulations governing the Medicare and Medicaid programs. With the exception of the issues and cases discussed below or in Note 7, management is not aware of any significant pending or threatened investigations or litigation involving allegations of potential noncompliance with applicable laws or regulations. Ongoing compliance with such laws and regulations can be subject to future government review and interpretation, noncompliance with which can lead to significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

US Department of Justice, Eastern District of New York Subpoena

On November 5, 2004, the Company, its parent Gambro, Inc., and its wholly-owned laboratory received identical subpoenas from the U.S. Department of Justice, Eastern District of New York. The subpoenas request a wide range of documents relating to the operations of the subpoenaed entities. The subpoenas appear to be similar to the subpoenas received in the same time period by several other companies in the dialysis industry in the U.S. However, the Company has agreed with the government to significantly narrow the subpoenas, at least for the time being, to issues relating only to parathyroid hormone (PTH) testing and dosing of vitamin D. The subpoenas substantially overlap with the matters covered by the June 2001 subpoena from the U.S. Attorney’s office in St. Louis, Missouri (see Note 7). The Company intends to cooperate with the Department of Justice. To the Company’s knowledge, no proceedings have been initiated against the Company at this time. Compliance with the subpoenas will require management attention and legal expense. The Company cannot predict whether legal proceedings will be initiated against the Company relating to this investigation or, if proceedings are initiated, the outcome of any such proceedings. In addition, criminal proceedings may be initiated against the Company in connection with this inquiry. Any negative findings could result in substantial financial penalties against the Company, exclusion from future participation in the Medicare and Medicaid programs and criminal penalties.

Securities Litigation

During 2003 a longstanding legal dispute with a former shareholder of the Company went to trial. The plaintiffs alleged various counts of state securities law violation including breach of fiduciary duty. In April 2003, a jury verdict was rendered in favor of the plaintiffs with damages awarded of approximately $3,700 plus interest costs. A subsequent ruling by the presiding judge reduced the damages awarded to $968 plus interest. Both the judgment costs and approximately $551 of interest costs were recorded in 2003 with a corresponding liability being established. During 2004, $68 of incremental interest expense was accrued on the original judgment. Certain appeals related to the case were filed, but a preliminary settlement agreement was reached in April 2005. The settlement agreement called for the Company to make a one-time cash payment of $7,050. A charge for this amount, offset by the release of $2,375 of related accruals that had been recorded in previous periods based on the original verdict and other litigation with the same general plaintiffs, was recorded in the second quarter of 2005. The final settlement was reached in July 2005 with the terms consistent with the preliminary settlement. A cash payment of $7,050 was made in July 2005. An equity infusion of $7,755 was made by the Company’s parent in the second quarter of 2005 with the purpose of offsetting the due to parent obligation impact of the settlement and related defense costs incurred after the agreement to divest the Company to DaVita (see Note 8).

Patient Transportation Qui Tam Litigation

In 1998, a qui tam suit was served against the Company, among others, by two relators. (In a qui tam lawsuit private individuals, known as relators, bring suit on behalf of the U.S. Government). The suit, which claimed unspecified damages, alleged, among other things, that the Company participated in conspiracy to defraud the Medicare program through the inappropriate use of ambulances to transport dialysis patients back and forth to dialysis clinics in non-emergency situations. Any claims submitted to the Medicare program for payment would have been submitted by the ambulance companies. The Company did not receive any payment for these transports. In December 2002, one of the two relators was dismissed by order of the court. In November 2004, the court issued an order granting the Company’s motions for summary judgment and dismissing the case. In January 2005, the relator filed a notice of appeal, but that notice of appeal was withdrawn in exchange for nominal payment from the Company.

California Employment Complaint

In June 2004, the Company was served with a complaint filed in the Superior Court of California by one of its former employees that worked for its California acute services program. The complaint, which is styled as a class action, alleges, among other things, that the Company failed to provide overtime wages, defined rest periods and meal periods, or compensation in lieu of such provisions and failed to comply with certain other California labor code requirements. The Company is evaluating the claims and intends to vigorously defend itself in the matter. It also intends to vigorously oppose the certification of this matter as a class action. At this time, the Company cannot estimate the range of damages, if any.

Blue Cross/Blue Shield of Louisiana

On August 8, 2005, Blue Cross/Blue Shield of Louisiana filed a complaint in the United States District Court for the Western District of Louisiana against Gambro AB, the Company and related entities. The plaintiff seeks to bring its claims as a class action on behalf of itself and all entities that paid any of the defendants for health care goods and services from on or about January 1991 through at least December 2004. The complaint, alleges, among other things, damages resulting from facts and circumstances underlying the Company’s December 2004 settlement agreement with the Department of Justice and certain agencies of the United States Government. The Company is investigating these claims and intends to vigorously defend itself in the matter. It also intends to vigorously oppose the certification of this matter as a class action. At this time, the Company cannot estimate the range of damages, if any.

Gambro Healthcare US

Notes to Combined Condensed Financial Statements – (continued)

(unaudited)

(dollars in thousands)

Other Commitments

The Company is involved in other litigation arising in the ordinary course of business. In the opinion of the Company’s management, after consultation with legal counsel, these matters will be resolved without material adverse effect on the Company’s consolidated financial position or results of operations.

The Company generally engages practicing board-certified or board-eligible nephrologists to serve as medical directors for its centers. Medical directors are responsible for the administration and monitoring of the Company’s patient care policies, including patient education, administration of dialysis treatment, development programs and assessment of all patients. The Company pays medical director fees that are based on the value of the required supervisory services. Such medical director agreements typically have a term of seven to ten years with various renewal options.

The Company has guaranteed two separate loan agreements which total $2,050 related to the purchase of several clinics in New York State. The Company provides certain management and administrative services to the New York clinics. These off balance sheet guarantees were outstanding as of June 30, 2005.

The Company has potential obligations to purchase the minority interest share in certain of its joint ventures. These obligations are in the form of put options, exercisable at the minority owners’ discretion, and require the Company to purchase the minority owners’ interest at either the appraised fair market value or a predetermined multiple of cash flow, earnings, or revenues. As of June 30, 2005, the Company’s potential exposure on these put options was approximately $29,000 all of which could be exercised within one year.

5. Related Party Transactions

Following is a summary of significant related party transactions:

	Six months ended
	June 30, 2005	June 30, 2004
Purchases of goods from affiliated companies	$49,823	$45,705
Allocations and charges included in general and administrative expenses	1,791	5,476
Interest expense (net) on due to Parent and affiliated companies	30,661	16,159

The purchases of goods and services above relate primarily to equipment and supplies utilized in the Company’s dialysis clinics. The equipment and supplies are distributed by an affiliated company, and in some cases are manufactured by other affiliated companies. Various costs are shared by the Company and Parent and affiliates related primarily to shared facility occupancy and centralized functions including compliance, tax, treasury, finance, travel and other administrative functions. The costs associated with these shared facilities and functions have been allocated among the entities on an agreed upon manner based on square footage occupied and allocated time that is believed to be reasonable and fair to each party; these costs are included in general and administrative costs on the statements of operations. Certain benefit plan related liabilities that ultimately relate to the Company are recorded at the parent company level reflecting the legal entity under which the plan agreements have been entered. The corresponding intercompany liability included in the above balance sheets reflects the Company’s ultimate liability.

6. Stock-Based Compensation Plans

The Company participates in the Stock Option, Stock Appreciation Right, and Performance and Restricted Share plans of its ultimate parent company, Gambro AB. Compensation under the plans is tied to the Gambro AB’s series B common stock, which is traded on the OM Stockholm Stock Exchange. Compensation expense recognized under the plans for the six months ended June 30, 2005 and 2004 was approximately $6,809 and $1,176, respectively.

Gambro Healthcare US

Notes to Combined Condensed Financial Statements – (continued)

(unaudited)

(dollars in thousands)

Stock-based Compensation

If the Company had adopted the fair value-based compensation expense provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123 upon the issuance of that standard, net income would have been adjusted to the pro forma amounts indicated below:

	Six months ended
	June 30, 2005	June 30, 2004
Net income, as reported	$49,383	$56,251
Add: Stock-based compensation expense included in determination of net income, net of related tax effects	4,160	719
Deduct: Stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(4,429)	(1,304)

Pro forma net income	$49,114	$55,666

7. U.S. Department of Justice Investigation and Settlement

In June 2001 the Company received a subpoena from the U.S. Attorney’s Office in St. Louis, Missouri in connection with an investigation by the U.S. Department of Justice (DOJ). This and similar inquiries are part of the U.S. authorities’ process of regulating their expenditures on medical care and the relationships they have with the providers of such care. The subpoena requested information and documentation from the Company and certain related parties concerning various aspects of its dialysis operations in the United States. The information requested by the subpoena focused principally on Medicare and Medicaid billing practices and relationships with physicians and pharmaceutical manufacturers.

On December 1, 2004, the Company reached a final settlement with the DOJ and other agencies of the U.S. government to resolve matters raised as a consequence of this subpoena. The settlement provides as follows:

•	The Company, without admitting liability, paid $308,400 plus interest to resolve the civil claims raised by the government.

•	Gambro Supply Corporation, a subsidiary that ceased operations effective December 31, 2002, paid $25,000 and pled guilty to a single felony criminal charge that its predecessor, REN Supply Corporation, made false statements to the Medicare program in 1993 and 1996 regarding its status as a wholly-owned subsidiary of REN USA, Inc. for the purpose of circumventing federal prohibitions applicable to dialysis supply companies.

•	The Company entered into a five-year Corporate Integrity Agreement, under which it will further increase employee training, especially in the areas of billing and coding, and strengthen monitoring to ensure that all systems, policies and procedures meet or exceed compliance requirements. Prior to entering this agreement, the Company had already begun to implement new technologies, including IT systems, to ensure the accuracy and efficiency of its billing, order-entry and coding, and record-keeping practices.

The Company also reached a preliminary agreement with the National Association of Medicaid Fraud Control Units (“NAMFCU”), to settle all state Medicaid claims arising as a result of the aforementioned subpoena. Under the terms of the settlement, the Company paid an aggregate of $15,375 in July 2005 to a trust administered on behalf of the NAMFCU. In turn, the NAMFCU is disbursing each participating State’s share of the settlement amount as they execute and deliver their settlement and release documentation. Forty-one States are reported to be participating in the settlement.

In connection with the DOJ settlement, the Company incurred approximately $3,600 of additional charges to settle other outstanding matters related to the same investigation in 2004. Included in these charges were more limited-scope settlements with government agencies, reimbursement of legal fees incurred by the relator, and certain charges associated with acquiring the minority interest share in certain joint venture arrangements where the minority partners were potential patient referral sources.

Gambro Healthcare US

Notes to Combined Condensed Financial Statements – (continued)

(unaudited)

(dollars in thousands)

The total pre-tax charge recorded in 2004 in connection with the settlement and other related matters was approximately $354,000. Approximately $2,000 was recorded as interest expense, the remaining $352,000 was recorded as operating expense.

8. Sale of Gambro Healthcare, Inc. to DaVita Inc.

On December 7, 2004, Gambro AB announced that it had entered into an agreement to sell its shares of Gambro Healthcare, Inc. to DaVita Inc. (DaVita), a U.S. dialysis provider. Total consideration for the shares to be sold in Gambro Healthcare, Inc. and other Gambro Inc. subsidiaries included in these combined financial statements along with the concurrent repayment of all outstanding debt at the time of the close was expected to be approximately $3,000,000. The acquisition was dependent upon the government completing a Hart-Scott-Rodino antitrust review process. Effective October 5, 2005, DaVita completed the acquisition of Gambro Healthcare Inc. for a purchase price of approximately $3,055,000. DaVita has also incurred approximately $18,000 of transaction costs through September 30, 2005. In accordance with a consent order issued by the Federal Trade Commission on October 4, 2005, DaVita was required to divest a total of 69 outpatient dialysis centers and to terminate two management services agreements. In conjunction with the consent order, on October 6, 2005, DaVita and the Company completed the sale of 70 outpatient renal dialysis centers to Renal Advantage Inc., formerly known as RenalAmerica, Inc. The sale of an additional three centers, also to Renal Advantage, will be made upon receipt of Illinois State regulatory approval. DaVita also completed the sale of one other center to a separate physician group, and terminated two management services agreements. DaVita is receiving total cash consideration of approximately $333,000 for all of the centers being divested which includes approximately $5,000 for anticipated post closing adjustments. A portion of the sale price of approximately $12,000 was used to purchase the minority interest ownership at several centers that were part of a joint venture, and to pay income taxes on the sale of approximately $90,000.